EXHIBIT 24

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Time Warner Inc., a Delaware corporation (the "Corporation"), hereby constitutes and appoints CHRISTOPHER P. BOGART, RICHARD J. BRESSLER, PETER R. HAJE, JOHN A. LABARCA, GERALD M. LEVIN, THOMAS W. MCENERNEY AND RICHARD
D. PARSONS and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-3, Form S-4 or Form S-8 or any other appropriate form and any and all amendments to any such Registration Statement (including post-effective amendments), to be filed with the Securities and Exchange Commission for the registration under the provisions of the Securities Act of 1933, as amended, of the shares of common stock, par value $0.01 per share, of the Corporation (including any associated preferred stock purchase rights), the shares of preferred stock, par value $.10 per share, of the Corporation, deferred compensation obligations of the Corporation and/or interests in certain employee benefit plans of the Corporation and its subsidiaries, as the case may be, to be issued in connection with (a) the Time Warner Dividend Reinvestment and Stock Purchase Plan and (b) certain employee benefit plans of the Corporation and its subsidiaries, including (1) the Time Warner Savings Plan, (2) the TWC Employees Savings Plan, (3) the Time Warner Thrift Plan, (4) the Time Warner 1989 Stock Incentive Plan, (5) the Time Warner 1989 Lorimar Non-Employee Replacement Stock Option Plan, (6) the Time Warner 1989 WCI Replacement Stock Option Plan, (7) the 1988 Restricted Stock Plan for Non-Employee Directors of Time Warner Inc., (8) the Time Warner Inc. 1988 Stock Incentive Plan, (9) the Time Warner 1986 Stock Option Plan, (10) the Time Warner Publishing Group Stock Incentive Plan, (11) the Time Warner Filmed Entertainment Group Stock Incentive Plan, (12) the Time Warner Music Group Stock Incentive Plan, (13) the Time Warner Programming Group Stock Incentive Plan, (14) the Time Warner Cable Television Group Stock Incentive Plan, (15) the Time Warner Corporate Group Stock Incentive Plan, (16) the Time Warner Inc. 1993 Stock Option Plan, (17) the Time Warner Inc. 1994 Stock Option Plan, (18) the Time Warner 1996 Stock Option Plan for Non-Employee Directors, (19) the Turner Broadcasting System, Inc. 1988 Stock Option Plan, (20) the Turner Broadcasting System, Inc. 1993 Stock Option and Equity-Based Award Plan, (21) the New Line Cinema Corporation 1986 Stock Option Plan, (22) the New Line Cinema Corporation 1990 Stock Option Plan, (23) the New Line Cinema Corporation 1991 Stock Option Plan, (24) the New Line Cinema Corporation Nonqualified Stock Option Agreements,
(25) the Time Warner 1997 Stock Option Plan, (26) the Time Warner Inc. Deferred Compensation Plan, (27) the Time Warner Inc. 1999 Restricted Stock Plan and (28) other employee stock incentive, stock option, restricted stock, deferred compensation and benefit plans or successor plans maintained for the benefit of employees of the Corporation or any of its subsidiaries, with power where appropriate to affix thereto the corporate seal of the Corporation and to attest said seal, and to file any such Registration Statement, including a form of prospectus, and any and all amendments and post-effective amendments to any such Registration Statement, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her name as of the 19th day of November, 1998.


(i)  Principal Executive Officer:

/s/Gerald M. Levin
_________________________________
Gerald M. Levin
Director, Chairman of the Board
and Chief Executive Officer

(ii)  Principal Financial Officer:

/s/Richard J. Bressler
_________________________________
Richard J. Bressler
Executive Vice President and
Chief Financial Officer

(iii)  Principal Accounting Officer:

/s/John A. LaBarca
_________________________________
John A. LaBarca
Senior Vice President and
Controller

(iv) Directors:


/s/Merv Adelson
_________________________________
  (Merv Adelson)


/s/J. Carter Bacot
_________________________________
  (J. Carter Bacot)


/S/Stephen F. Bollenbach
_________________________________
  (Stephen F. Bollenbach)


/s/John C. Danforth
_________________________________
  (John C. Danforth)


/s/Beverly Sills Greenough
_________________________________
  (Beverly Sills Greenough)


/s/Gerald Greenwald
_________________________________
  (Gerald Greenwald)


/s/Carla A. Hills
_________________________________
  (Carla A. Hills)


/s/Reuben Mark
_________________________________
  (Reuben Mark)


/s/Michael A. Miles
_________________________________
  (Michael A. Miles)


/s/Richard D. Parsons
_________________________________
  (Richard D. Parsons)


/s/R. E. Turner
_________________________________
  (R. E. Turner)


/s/Francis T. Vincent, Jr.
_________________________________
  (Francis T. Vincent, Jr.)